UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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EPICEPT CORPORATION

(Name of Registrant as Specified In Its Charter)

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Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road Tarrytown, NY 10591 Robert W. Cook (914) 606-3500 rcook@epicept.com	Lippert/Heilshorn & Associates Kim Sutton Golodetz (212) 838-3777 kgolodetz@lhai.com

or

Media: Feinstein Kean Healthcare Greg Kelley (617) 577-8110 gregory.kelley@fkhealth.com	Bruce Voss (310) 691-7100 bvoss@lhai.com
EpiCept Corporation Announces Stockholders’ Meeting Results and Adjournment
TARRYTOWN, N.Y. (June 20, 2011) — EpiCept Corporation (Nasdaq and Nasdaq OMX Stockholm Exchange: EPCT) announced today the results of its 2011 Annual Meeting of Stockholders held on June 14, 2011.
At the meeting, Robert G. Savage and John V. Talley were re-elected to the Company’s Board of Directors. Each director elected will serve a term that expires at the Company’s 2014 Annual Meeting of Stockholders and until his successor is elected and qualified. In addition, the stockholders ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2011.
Stockholders also approved a proposal (the “Adjournment Proposal”) to adjourn of the annual meeting to solicit additional proxies in the event there were insufficient votes to approve a proposal (the “Reverse Split Proposal”) to give the Company’s Board of Directors the ability to effect a reverse stock split of its outstanding common stock at a ratio in the range of one for two (1:2) to one for six (1:6), to be determined at the discretion of the Company’s Board of Directors.
Approval of the Reverse Split Proposal requires the approval of a majority of the outstanding shares. Therefore, abstentions and broker non-votes have the same effect as votes against such proposals. As of the time of the meeting, approximately 49% of the total number of outstanding shares had been cast in favor of the Reverse Split Proposal, with a substantial number of broker non-votes and other shares not represented in the voting. After considering the importance of the matter, the number of votes not cast and the fact that stockholders voting at the annual meeting were in favor of the Reverse Split Proposal, stockholders present at the annual meeting approved the Adjournment Proposal so that management could adjourn and reconvene the annual meeting to allow additional time to solicit proxies from those stockholders who had not voted on the Reverse Split Proposal.
Following the adjournment of the annual meeting, the Company obtained additional votes in favor of the Reverse Split Proposal, and at the present time, greater than 50% of the total number of outstanding shares has been cast in favor of the Reverse Split Proposal.
The Company’s annual meeting is adjourned to June 27, 2011, at 10:00 a.m. EDT, at the Company’s headquarters at 777 Old Saw Mill River Road, Tarrytown, New York, solely with respect to the Reverse Split Proposal. Stockholders who have not voted on the Reverse Split Proposal are encouraged to do so promptly. For stockholders who have voted on the Reverse Split Proposal, no additional action is required. Proxies may be submitted or revoked any time prior to the adjourned meeting on June 27, 2011.

EpiCept’s Board of Directors is recommending that its stockholders vote for the approval of the Reverse Split Proposal. The record date for stockholders entitled to vote at the reconvened meeting remains April 15, 2011. Stockholders who have not yet voted for the Reverse Split Proposal (Proposal No. 3), or who want to change their vote, may do so by going to www.proxyvote.com (with their proxy vote control number) until 11:59 PM EDT on Sunday June 26, 2011, or to www.epicept.com/arsstamma to vote in Swedish.
EpiCept has filed a proxy statement with the Securities and Exchange Commission (the “SEC”) pursuant to which the company is soliciting proxies in connection with seeking stockholder approval of the Reverse Split Proposal (Proposal No. 3). Stockholders are urged to read the proxy statement and other relevant documents filed with the SEC.
About EpiCept Corporation
EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of cancer and pain. The Company’s lead product is Ceplene®, approved in the EU and Israel for the remission maintenance and prevention of relapse in adult patients with Acute Myeloid Leukemia (AML) in first remission. In the United States, a pivotal trial is scheduled to commence in 2011. The Company has two other oncology drug candidates currently in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors. The Company’s pain portfolio includes AmiKet™, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies.
Forward-Looking Statements
This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that our securities may be delisted from The Nasdaq Capital Market, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada, the risk that Ceplene® will not achieve significant commercial success, the risk that any required post-approval clinical study for Ceplene® will not be successful, the risk that we will not be able to maintain our final regulatory approval or marketing authorization for Ceplene®, the risk that Azixa™ will not receive regulatory approval or achieve significant commercial success, the risk that we will not receive any significant payments under our agreement with Myrexis, the risk that the development of our other apoptosis product candidates will not be successful, the risk that clinical trials for AmiKet™ or crolibulinTM will not be successful, the risk that AmiKet™ or crolibulinTM will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet™ on attractive terms, a timely basis or at all, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.
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EPCT-GEN

*	Azixa is a registered trademark of Myrexis, Inc.